Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-36897 on Form S-8 of our report dated June 14, 2024, appearing in this Annual Report on Form 11-K of the Roper Technologies, Inc. Employees’ Retirement Savings 004 Plan for the year ended December 31, 2023.

/s/ Warren Averett, LLC

Atlanta, Georgia
June 14, 2024